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           FORM 8-K FOR HYENA CAPITAL, INC. FILED ON AUGUST 14, 1998

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

                                August 13, 1998

                              HYENA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                    33-55254-27                87-0438641
----------------------------   --------------------       -------------------
(State or other jurisdiction   (Commission File No.)         (IRS Employer
     of incorporation)                                     Identification No.)

     Avenue Cardinal Mermillod 36, 1227 Carouge, Switzerland        N/A
     ------------------------------------------------------      ---------
          (Address of principal executive offices)               (Zip Code)


                                 41-22-301-0361
               ---------------------------------------------------
               (Registrant's telephone number including area code)

                      3098 South Highland Drive, Suite 460
                           Salt Lake City, Utah 84106
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

                                       1
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Item 1.  Changes in Control of Registrant.

         Effective August 13, 1998, a change in control of the Registrant occurred. Patrick Planche exchanged 100% of the outstanding common stock in Lumitech, S.A., a Swiss corporation for 4,000,000 shares of the Registrant's voting common stock.

         Prior to the issuance of the 4,000,000 voting common shares, there were 1,000,000 shares issued and outstanding. Accordingly, the 4,000,000 voting common shares acquired by Patrick Planche represent approximately 80.0% of the issued and outstanding voting shares of the Registrant's Common Stock.

         The change of control occurred August 13, 1998, through a statutory merger accomplished in accordance with Section 368(a)(1)(A) of the Internal Revenue Code of 1989.

         On August 13, 1998, Patrick Planche, Francois Planche and Jose Canales were elected to the Board of Directors of the Company. Krista Nielson and Sasha Belliston resigned, passing control of the Registrant to the new directors.


Item 2.  Acquisition or Disposition of Assets.

         On August 13, 1998 the Registrant acquired 100% of the outstanding shares of Lumitech, S.A. from Patrick Planche. The consideration was 4,000,000 newly issued shares of the Registrant's Common Stock.

Lumitech, S.A. is a surface coating technology company. The Registrant intends to continue this business practice.

Item 5. Other Events.

         Subsequent to August 13, 1998, Patrick Planche agreed to sell 200,000 shares of the Registrant's Common Stock, which it received on this transaction, to Capital General Corporation. The consideration for the sale was $1,000 based on the July 31, 1998 closing bid for the Company's shares on the OTCBB. Capital General Corporation was an affiliate of the Registrant prior to the change of control effected by this transaction.

Item 7. Financial Statements and Exhibits

         The financial statements and pro forma financial information required to be submitted with this Form 8-K will be filed by amendment within 60 days of the date that this form is filed.


/s/ Patrick Planche
--------------------
Patrick Planche


                              HYENA CAPITAL, INC.